UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this amendment to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2015, for the purpose of amending and restating Item 7.01 to correct an inadvertent clerical error in the filing description that transposed the number of stock options and restricted stock units granted on December 15, 2015, to each of the executive officers named therein. No other modification to the Current Report on Form 8-K or the exhibits thereto is being made by this amendment.

Item 7.01.	Regulation FD Disclosure

On December 15, 2015, Messrs. Robin and Nicholson, Dr. Doberstein, Dr. Gergel, and Mr. Labrucherie were granted stock options to purchase 112,500, 44,000, 17,500, 25,000 and 44,000 shares, respectively, of the Company’s common stock pursuant to the terms and conditions of the Company’s 2012 Performance Incentive Plan, as amended (the “Stock Plan”). The exercise price of each stock option is $15.55, the closing price of the Company’s common stock on The NASDAQ Global Select Market on the grant date. Also on December 15, 2015, Messrs. Robin and Nicholson, Dr. Doberstein, Dr. Gergel and Mr. Labrucherie were granted restricted stock units for 135,000, 52,000, 21,000, 30,000 and 52,000 shares, respectively, of the Company’s common stock pursuant to the terms and conditions of the Stock Plan. Fifty percent (50%) of the shares subject to each stock option grant vest according to a four-year vesting schedule on a monthly pro rata basis (the “Stock Option Time-Based Vesting”), and fifty percent (50%) of the shares subject to each stock option grant vest according to Stock Option Time-Based Vesting and will only be exercisable upon the attainment of a performance goal described below (the “Performance-Based Vesting”) within five years of the grant date (the “Performance Period”). Fifty percent (50%) of the restricted stock units vest according to a three-year vesting schedule on a quarterly pro rata basis (the “RSU Time-Based Vesting”), and fifty percent (50%) of the restricted stock units vest according to the RSU Time-Based Vesting and the Performance-Based Vesting. The performance goal that must be met before the end of the Performance Period in order to achieve the Performance-Based Vesting condition for both the stock options and restricted stock units is the filing by the Company or a collaboration partner of the Company of either (i) a new drug application (an “NDA”) or biologics license application (a “BLA”) with the United States Food and Drug Administration or (ii) a marketing authorization application (an “MAA”) with the European Medicines Agency for any Proprietary Company Program. For these purposes, a “Proprietary Company Program” includes drug candidates for which the Company acts as the sponsor of the NDA, BLA or MAA, as the case may be, or drug candidates licensed by the Company to a third party (and in such case the third party is the sponsor of the NDA, BLA or MAA, as the case may be) in which the Company is entitled to an average potential royalty on net sales of the drug candidate equal to or greater than 7.5%, including, without limitation, any one of the following drug candidate programs: (1) etirinotecan pegol (a topoisomerase I inhibitor); (2) NKTR-181 (an oral opioid analgesic drug candidate); (3) NKTR-214; (4) NKTR-061/Amikacin Inhale (a drug-device combination for an inhaled solution of amikacin); or (5) Ciprofloxacin Dry Powder for Inhalation. The “average potential royalty on net sales” is determined by the quotient of (x) the sum of the lowest and highest applicable royalty rates payable to the Company based on net sales of the drug candidate, divided by (y) two.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date: January 15, 2016